Date: August 6, 2019

News Release – Investor Update

Parks! America, Inc. Reports Q3 Fiscal 2019 Results

•Q3 and YTD F19 attendance based net sales increase by 3.9% and 4.9%, respectively

PINE MOUNTAIN, Georgia, August 6, 2019 – Parks! America, Inc. (OTCPink: PRKA), today announced the results for its third fiscal quarter ended June 30, 2019.

Third Quarter Fiscal 2019 Highlights

Total net sales for the third fiscal quarter ended June 30, 2019 were $2,136,461, an increase of $93,497, compared to $2,042,964 for the prior year third fiscal quarter ended July 1, 2018. Park attendance based net sales increased by $80,310 or 3.9%, and animal sales increased by $13,187.

The Company reported net income of $618,695 for the third fiscal quarter ended June 30, 2019 compared to reported net income of 629,599 for the prior year third fiscal quarter ended July 1, 2018, resulting in a decrease of $10,904. Excluding one-time items related to the after-tax effect of the tornado damage asset write-offs and cleanup and repair expenses at the Company’s Missouri Park, our adjusted net income for third fiscal quarter ended June 30, 2019 would have been $674,739, resulting in a year-over-year improvement of $45,140.

First Nine Months Fiscal 2019 Highlights

Total net sales for the first nine months of the 2019 fiscal year were $4,157,182, an increase of $173,769, compared to $3,983,413 for the first nine months of the 2018 fiscal year. Park attendance based net sales increased by $192,599 or 4.9%, while animal sales decreased by $18,830.

The Company reported net income of $569,005 for the first nine months of the 2019 fiscal year compared to reported net income of $460,062 for the first nine months of the 2018 fiscal year, resulting in an increase of $108,943. Excluding one-time items related to the after-tax effect of the tornado damage asset write-offs and cleanup and repair expenses at the Company’s Missouri Park in the 2019 fiscal year, the write-off of deferred loan fees and deferred tax adjustments in the 2018 fiscal year, the Company’s adjusted net income for the first nine months of the 2019 fiscal year improved by $89,287. The improvement in the Company’s adjusted net income during the first nine months of its 2019 fiscal year is primarily attributable to an increase in attendance based net sales and lower interest expense, largely offset by higher operating and depreciation expenses, as well as lower animal sales and an increase in its adjusted income tax provision.

“We are pleased to report that our attendance based net sales were up nearly 5.0% for the first nine months of our 2019 fiscal year,” commented Dale Van Voorhis, Chairman & CEO. “Our attendance has grown 4.3%. We thank our operations teams for their continuing efforts in attaining these results and to our guests for choosing to ‘take a ride on the wild side’.”

Missouri Park Tornado

On May 21, 2019, the Company’s Missouri Park was struck by a tornado and sustained property damage, primarily to the “walk about” area, the more traditional zoo-like section of the park, as well as to several auxiliary buildings. The Missouri Park was closed at the time of this event and no employees were injured.

While a few animals sustained non-life threatening injuries, no animals were killed or escaped. The Company has a pending property insurance claim which it believes will cover a portion of the tornado related repair costs and cleanup expenses. However, since the Company has not received a proposed settlement from its insurance carrier, it has not recorded any insurance proceeds to offset the costs and expenses incurred through June 30, 2019.

“Mike Newman, our Vice President of Safari Operations, and our entire Missouri Park team are to be commended for their handling of this matter,” noted Mr. Van Voorhis. “Once the immediate danger had passed, this team worked diligently on cleanup and repairs, and the Missouri Park reopened on May 24, 2019, in time for the Memorial Day weekend. Given the circumstances, we count ourselves blessed that there was no loss of life and the property damage was relatively minor.”

Balance Sheet and Liquidity

The Company had working capital of $2.96 million as of June 30, 2019, compared to working capital of $3.19 million as of July 1, 2018. The Company’s debt to equity ratio was 0.17 to 1.0 as of June 30, 2019, compared to 0.38 to 1.0 as of July 1, 2018.

About Parks! America, Inc.

Parks! America, Inc. (OTCPink: PRKA), through its wholly owned subsidiaries, owns and operates two regional theme parks - the Wild Animal Safari theme park in Pine Mountain, Georgia, and the Wild Animal Safari theme park located in Strafford, Missouri.

Additional information, including our Form 10-K for the fiscal year ended September 30, 2018, is available on the Company’s website, http://www.animalsafari.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information contained herein, this news release contains certain “forward-looking statements” within the meaning of U.S. securities laws. You are cautioned to not place undue reliance on these forward-looking statements; actual results or outcomes could differ materially due to factors including, but not limited to: general market conditions, adverse weather, and industry competition. The Company believes that expectations reflected in forward-looking statements are reasonable, however it can give no assurances that such expectations will be realized and actual results could differ materially. The Company assumes no obligation to update any of these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements, except as required by applicable law. A further description of these risks, uncertainties and other matters can be found in the Company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

Contact: Todd R. White

Chief Financial Officer

(706) 663-8744

todd.white@animalsafari.com

PARKS! AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three Months and Nine Months ended June 30, 2019 and July 1, 2018

	For the three months ended		For the nine months ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Net sales	$2,116,149	$2,035,839	$4,104,657	$3,912,058
Sale of animals	20,312	7,125	52,525	71,355
Total net sales	2,136,461	2,042,964	4,157,182	3,983,413

Cost of sales	198,006	213,506	447,968	447,229
Selling, general and administrative	886,002	839,027	2,450,050	2,354,232
Depreciation and amortization	115,199	97,450	345,597	288,850
Tornado damage and expenses, net	70,944	-	70,944	-
(Gain) loss on disposal of operating assets, net	15,847	-	15,847	25,303
Income from operations	850,463	892,981	826,776	867,799

Other income (expense), net	5,843	4,938	21,361	13,792
Write-off of loan fees - prepayment	-	-	-	(12,495)
Interest expense	(18,811)	(52,497)	(57,632)	(152,013)
Income before income taxes	837,495	845,422	790,505	717,083

Income tax provision	218,800	215,823	221,500	257,021
Net income	$618,695	$629,599	$569,005	$460,062

Income per share - basic and diluted	$0.01	$0.01	$0.01	$0.01

Weighted average shares
outstanding (in 000's) - basic and diluted	74,821	74,721	74,782	74,703

PARKS! AMERICA, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURE - ADJUSTED NET INCOME (1)
For the Three Months and Nine Months Ended June 30, 2019 and July 1, 2018

	For the three months ended		For the nine months ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Net income	$618,695	$629,599	$569,005	$460,062
Tornado damage and expenses, net	70,944	-	70,944	-
Tax impact - tornado damage and expenses	(14,900)	-	(14,900)	-
Write-off of loan fees - prepayment	-	-	-	12,495
Tax impact - write-off of loan fees-prepayment	-	-	-	(3,650)
Deferred tax adjustments	-	-	-	66,855
Adjusted net income	$674,739	$629,599	$625,049	$535,762

(1) Reconciliation of Non-GAAP Disclosure Item - Adjusted Net Income

Adjusted net income for the three months and nine months ended June 30, 2019, excludes tornado damage asset write-offs and cleanup and repair expenses at our Missouri Park. Adjusted net income for the nine months ended
July 1, 2018, excludes the write-off of loan fees associated with a prepayment against the Company's 2013
Refinancing term loan, as well as deferred tax adjustments. Given the one-time nature of these items, management believes excluding them from adjusted net income provides a better indication of year-over-year operating performance.

PARKS! AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of June 30, 2019, September 30, 2018 and July 1, 2018

	June 30, 2019	September 30, 2018	July 1, 2018
ASSETS
Cash	$3,246,201	$2,674,260	$3,186,874
Inventory	263,604	240,004	222,058
Prepaid expenses	124,687	131,856	156,771
Total current assets	3,634,492	3,046,120	3,565,703

Property and equipment, net	6,631,447	6,614,835	6,694,802
Intangible assets, net	800	1,400	1,600
Other assets	12,050	12,050	12,050
Total assets	$10,278,789	$9,674,405	$10,274,155

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable	$57,315	$92,237	$21,240
Other current liabilities	416,594	219,443	264,417
Current portion of long-term debt, net	201,906	195,198	94,287
Total current liabilities	675,815	506,878	379,944

Long-term debt, net	1,205,969	1,358,027	2,635,841
Total liabilities	1,881,784	1,864,905	3,015,785

Stockholders’ equity
Common stock	74,821	74,721	74,721
Capital in excess of par	4,855,516	4,837,116	4,837,116
Treasury stock	(3,250)	(3,250)	(3,250)
Retained earnings	3,469,918	2,900,913	2,349,783
Total stockholders’ equity	8,397,005	7,809,500	7,258,370
Total liabilities and stockholders’ equity	$10,278,789	$9,674,405	$10,274,155